EXHIBIT 10.1

EXECUTION VERSION

WAIVER

THIS WAIVER, dated as of December 31, 2016 (this “Agreement”), is entered into among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Revolving Credit Agreement dated as of December 3, 2013 (as amended by that certain First Amendment to Revolving Credit Agreement and Waiver dated as of January 10, 2014, that certain Second Amendment to Revolving Credit Agreement and Waiver dated as of February 7, 2014, that certain Third Amendment to Revolving Credit Agreement dated as of August 5, 2014, that certain Fourth Amendment to Revolving Credit Agreement dated as of June 29, 2015, that certain Fifth Amendment to Revolving Credit Agreement and Consent dated as of October 23, 2015, that certain Sixth Amendment to Revolving Credit Agreement dated as of August 10, 2016, and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that an Event of Default has occurred and is continuing under the Credit Agreement as a result of the Borrower’s failure to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.65:1.00 as of the fiscal quarter ending November 29, 2016 pursuant to Section 7.1 of the Credit Agreement (the “Acknowledged Event of Default”); and

WHEREAS, the Borrower has requested that the Lenders waive the Acknowledged Event of Default, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Incorporation of Recitals. The recitals to this Agreement are incorporated fully and made a part of this Agreement.

2.       Waiver. Subject to the other terms and conditions of this Agreement, the Required Lenders hereby waive the Acknowledged Event of Default until January 31, 2017 (the “Waiver Termination Date”); provided, that, from the date hereof through and including the Waiver Termination Date, (a) the aggregate principal amount of Revolving Loans and Letters of Credit outstanding at any time under the Credit Agreement shall not exceed $16,100,000.00 (the “Waiver Period Revolving Cap”), it being understood and agreed that (i) in the absence of a Waiver Termination Event (as defined below), the Borrower shall be permitted to borrow, repay and re-borrow Revolving Loans and request, renew, amend and extend Letters of Credit under the Credit Agreement up to the Waiver Period Revolving Cap, and (ii) the Waiver Period Revolving Cap shall not constitute a reduction of the Revolving Commitments; (b) notwithstanding anything to the contrary set forth in the Loan Documents, the Loan Parties shall not make (i) any Acquisitions permitted under Section 8.3(h) of the Credit Agreement, or (ii) any Investments permitted under Section 8.3(j) of the Credit Agreement, and (c) notwithstanding anything to the contrary set forth in the Loan Documents, the Loan Parties shall not make any Restricted Payments permitted under Section 8.4(c) of the Credit Agreement or Section 8.4(d) of the Credit Agreement. From the date hereof through and including the Waiver Termination Date, the Administrative Agent and the Lenders

shall, subject to the terms and conditions set forth herein, forbear exercising their rights and remedies arising exclusively as a result of the Acknowledged Event of Default; provided, that, the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Event of Default upon the earliest to occur of (A) the occurrence of any Default or Event of Default under the Credit Agreement or any other Loan Document other than the Acknowledged Event of Default, (B) a breach of any obligation or covenant of any Loan Party under this Agreement, (C) the exercise of any default remedies by the holders of any former franchise partner Indebtedness with respect to mortgage loan obligations existing on the date hereof and (D) the Waiver Termination Date (the occurrence of any event described in the foregoing clauses (A), (B), (C) or (D) being referred to herein as a “Waiver Termination Event”). The waiver set forth herein shall be effective only in this specific instance and shall not obligate the Lenders or the Administrative Agent to waive any other Default or Event of Default, now existing or hereafter arising. This temporary waiver is limited solely to the matter described in the first sentence of this Section 2 as of the date hereof, and nothing contained in this Agreement shall (1) modify the Loan Parties’ obligations to comply fully with all other duties, terms, conditions or covenants contained in the Credit Agreement and the other Loan Documents or (2) be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law. This is a one-time waiver, and the Administrative Agent and the Lenders shall have no obligation to amend, modify or waive any provision of the Credit Agreement or any other Loan Document in the future. The provisions and agreements set forth in this Agreement shall not establish a custom or course of dealing or conduct between the Administrative Agent, the Issuing Bank, any Lender, the Borrower or any other Loan Party.

3.       Reaffirmation. Each Loan Party hereby acknowledges and agrees that as of December 31, 2016, (a) the outstanding principal amount of the Revolving Loans is $0.00; and (b) the aggregate amount of Letters of Credit issued under the Credit Agreement is $11,090,514.00, which amounts constitute valid and subsisting obligations of each Loan Party to the Administrative Agent and the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Loan Party hereby (i) acknowledges the existence of the Acknowledged Event of Default, (ii) acknowledges and reaffirms that it is bound by all of the terms of the Credit Agreement and the other Loan Documents to which it is a party and (iii) acknowledges and reaffirms that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans and reimbursement of any drawings on a Letter of Credit. Without limiting the generality of the preceding sentence, each of the Guarantors restates and reaffirms that it guarantees the prompt payment when due of all Obligations, in accordance with, and pursuant to the terms of the Credit Agreement. Furthermore, the Loan Parties acknowledge and confirm (A) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents and (B) by entering into this Agreement, except as expressly set forth herein, the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Loan Parties thereunder.

4.       Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each Loan Party hereby releases and forever discharges the Administrative Agent, the Issuing Bank, the Lenders and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with this Agreement or any of the other Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to this Agreement or the other Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each Loan Party may have or claim to have against any entity within the Lender Group.

5.       Conditions Precedent. This Agreement shall be effective upon the receipt by the Administrative Agent of:

(a)       counterparts of this Agreement, duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(b)       a certificate of a Responsible Officer of the Borrower attaching and certifying as true and complete the agreements waiving all financial covenant events of default under any former franchise partner Indebtedness with respect to mortgage loan obligations existing on the date hereof, in each case executed by the lender or lenders providing such Indebtedness and in form and substance reasonably satisfactory to the Administrative Agent; and

(c)       all fees and other amounts due and payable on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

6.       Disclosure. The Borrower covenants and agrees that as soon as possible following the satisfaction (or waiver) of the conditions precedent set forth in Section 5, but in any event within one (1) Business Day following the date of this Agreement (or such longer period of time as may be agreed by the Administrative Agent in its sole discretion), the Borrower shall file with the SEC a Current Report on Form 8-K incorporating a complete copy of this Agreement.

7.       Miscellaneous.

(a)       The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and, except as expressly modified by this Agreement, shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b)       Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligations of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(c)       Each Loan Party represents and warrants to the Lenders that (i) the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (after giving effect to this Agreement) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	RUBY TUESDAY, INC.

	By:	/s/ Rhonda Parish
	Name:	Rhonda Parish
	Title:	Chief Legal Officer and Secretary

GUARANTORS:	RTBD, INC.
RT FINANCE, INC.
RUBY TUESDAY GC CARDS, INC.
RT TAMPA FRANCHISE, L.P.
RT ORLANDO FRANCHISE, L.P.
RT SOUTH FLORIDA FRANCHISE, L.P.
RT NEW YORK FRANCHISE, LLC
RT SOUTHWEST FRANCHISE, LLC
RT MICHIANA FRANCHISE, LLC
RT FRANCHISE ACQUISITION, LLC
RT KENTUCKY RESTAURANT HOLDINGS, LLC
RT FLORIDA EQUITY, LLC
RTGC, LLC
RT DETROIT FRANCHISE, LLC
RT MICHIGAN FRANCHISE, LLC
RT WEST PALM BEACH FRANCHISE, L.P.
RT NEW ENGLAND FRANCHISE, LLC
RT LONG ISLAND FRANCHISE, LLC
RUBY TUESDAY, LLC
RT Las Vegas Franchise, LLC
RT Minneapolis Franchise, LLC
RT Indianapolis Franchise, LLC
RT Denver Franchise, L.P.
RT Omaha Franchise, LLC
RT KCMO Franchise, LLC
RT Portland Franchise, LLC
RT St. Louis Franchise, LLC
RT Western Missouri Franchise, LLC
RT AIRPORT, INC.
RT LOUISVILLE FRANCHISE, LLC
RT MCGHEE-TYSON, LLC
RT ONE PERCENT HOLDINGS, INC.
RT ONE PERCENT HOLDINGS, LLC
RT MINNEAPOLIS HOLDINGS, LLC
RT OMAHA HOLDINGS, LLC
RT DENVER, INC.
RT LOUISVILLE, INC.
RT ORLANDO, INC.
RT SOUTH FLORIDA, INC.
RT TAMPA, INC.
RT WEST PALM BEACH, INC.

WAIVER

RUBY TUESDAY, INC.

RT NEW HAMPSHIRE RESTAURANT HOLDINGS, LLC
RT RESTAURANT SERVICES, LLC
RTTA, LP
RT DISTRIBUTING, LLC
RT O’TOOLE, LLC
RT SMITH, LLC
RT MILLINGTON, LLC
4721 RT OF PENNSYLVANIA, INC.
RTTT, LLC
RTT TEXAS, INC.
RT JONESBORO CLUB
RUBY TUESDAY OF RUSSELLVILLE, INC.
RUBY TUESDAY OF CONWAY, INC.
RT KCMO KANSAS, INC.
RUBY TUESDAY OF BRYANT, INC.

By:	/s/ Rhonda Parish
Name:	Rhonda Parish
Title:	Vice President and Secretary

WAIVER

RUBY TUESDAY, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Vice President

WAIVER

RUBY TUESDAY, INC.

LENDERS:	BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

	By:	/s/ Anthony Luppino
	Name:	Anthony Luppino
	Title:	Vice President

WAIVER

RUBY TUESDAY, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Maureen S. Malphus
Name:	Maureen S. Malphus
Title:	Vice President

WAIVER

RUBY TUESDAY, INC.

REGIONS BANK, as a Lender

By:	/s/ Jay R Goldstein
Name:	Jay R Goldstein
Title:	Managing Director

WAIVER

RUBY TUESDAY, INC.